UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 26, 2006

IOMEGA CORPORATION
(Exact Name of Registrant as Specified in its Charter)

Delaware 1-12333 86-0385884
(State or Other Jurisdiction (Commission (IRS Employer
of Incorporation) File Number) Identification No.)

10955 Vista Sorrento Parkway, San Diego, CA 92130
(Address of Principal Executive Offices) (Zip Code)

(858) 314-7000
(Registrant’s Telephone Number, Including Area Code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions.

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act

(17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

(17 CFR 240.13e-4(c))

SECTION 2 – FINANCIAL INFORMATION

Item 2.02. Results of Operations and Financial Condition

On October 26, 2006, Iomega Corporation announced its financial results for the quarter ended October 1, 2006 in a press release entitled, “Iomega Reports Third Quarter Financial Results”. The full text of the press release issued in connection with the announcement is attached as Exhibit 99.1 to this Current Report on Form 8-K.

We use in the attached press release certain non-GAAP financial measures, including non-GAAP, adjusted pre-tax profit. As used herein, “GAAP” refers to accounting principles generally accepted in the United States. These non-GAAP financial measures exclude restructuring and other unusual charges from the directly comparable GAAP measures. As required by Regulation G, the press release contains a reconciliation of the non-GAAP financial measures to the most directly comparable GAAP measures. We believe the non-GAAP measures are useful to investors because they provide an alternative method for measuring the operating performance of our business, excluding certain unusual items that would normally be included in the most directly comparable GAAP financial measure. Our management uses these non-GAAP financial measures along with the most directly comparable GAAP financial measures in evaluating our operating performance. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by us may not be comparable to similarly titled items reported by other companies.

Specifically, the attached press release considers Iomega’s performance on a non-GAAP basis by excluding the following items related to third quarter 2006 and second quarter 2006 financial performance. The Company considers evaluation of Iomega’s performance net of these items to be meaningful and important to shareholders because this is a time of transition for Iomega; the Company desires that shareholders be able to readily see how Iomega may operate profitability notwithstanding certain significant expenses, which we do not expect to continue to recur over the long term. Hence, we have included a description of our non-GAAP performance when excluding the following items:

1. Pre-tax, restructuring benefits in third quarter 2006 of $0.2 million associated with adjustments of severance and benefits, lease cancellation costs for facilities previously vacated and miscellaneous contracts (theses adjustment were based upon more current information); and pre-tax, restructuring charges of $4.3 million in second quarter 2006 associated with severance and benefits, lease cancellation costs for facilities previously vacated, miscellaneous contracts, and excess assets. The Company believes that the benefits and charges related to these restructuring activities are not indicative of the Company’s normal operating costs. Although the Company has incurred restructuring charges and benefits related to adjustments in the past related to prior headcount reductions, vacated facilities and miscellaneous contracts, we consider it important that the investors consider ongoing operating expenses and estimated pre-tax profit/losses excluding this non-operating expense.

2. Non-cash, pre-tax goodwill impairment charges of $2.5 million associated with the Zip® product line in third quarter 2006 compared and $2.3 million in second quarter 2006. These charges are expected to cease after first quarter 2007, and are not expected to be a normal, recurring charge on another Iomega product thereafter.

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3. A pre-tax gain of $1.1 million recognized in third quarter 2006 in other income and expenses as a result of dissolving an inactive European subsidiary, in which operations ceased in 1999. This subsidiary is now fully dissolved and we do not anticipate similar benefits in the future.

4. Pre-tax, non-restructuring charges in second quarter 2006 of $2.1 million for inventory and supplier claims charges, recorded as cost of goods sold, associated with supplier claims and inventory charges related to the impact of RoHS compliance (the European lead free initiative) and the external hard disk drive (HDD) product transition. These charges were primarily directed to the REV® and HDD product lines. The passage of RoHS and one-time costs associated with this event are unique; as a result of this landmark legislation, we are now able to purchase compliant goods that meet or exceed the new RoHS standards. Costs to scrap or move non-RoHS compliant goods will not be a normal, recurring cost. Similarly, Iomega’s major strategic shift in hard drive suppliers and product designs is not expected to recur. The Company has explained to investors its strategic shift in its hard drive supply chain and vendors and feels that it is important for investors to understand the costs to implement this shift. Part of this $2.1 million was recognized for previously committed NRE charges associated with the REV product line. This charge, negatively impacting overall gross margin by 1.5%, was recorded as cost of goods sold. This charge concerns a one-time expense for launching a REV design and getting a manufacturer to set up a manufacturing line and assist Iomega with design elements on the REV Loader 280. This is not a recurring cost item and management believes that during a time of transition, it is useful to understand Iomega’s cost structure by also considering what that structure looks like without assuming that this one-time expense would recur.

5. An accrual in second quarter 2006 of $0.5 million for uncollectible VAT receivables related to an old customer in Europe, recorded in other expenses. This is not a recurring charge, and is simply a one-time correction of potential collections of value added taxes from a single, former, bankrupt customer. We have no expectation that this would occur again or be a normal item.

The information shall not be deemed “filed” for purposes of Section 18 of the Securities Exchange Act of 1934 (the “Exchange Act”) or otherwise subject to the liabilities of that section, nor shall it be deemed incorporated by reference in any filing under the Securities Act of 1933 or the Exchange Act, except as expressly set forth by specific reference in such a filing.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01. Financial Statements and Exhibits

(c)	Exhibits. The exhibit listed on the Exhibit Index is filed as a part of this Current Report on Form 8-K and is incorporated herein by reference.

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SIGNATURE

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Date: October 26, 2006

IOMEGA CORPORATION
(Registrant)

By: /s/ Preston Romm
Preston Romm
Vice President of Finance and Chief
Financial Officer

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EXHIBIT INDEX

Exhibit No.	Description

99.1	Press Release issued on October 26, 2006 announcing Iomega Corporation’s third quarter 2006 financial results and entitled, “Iomega Reports Third Quarter Financial Results”.

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